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                                                        Exhibit 2.2
                                                        -----------

                             ASSIGNMENT AGREEMENT
                             --------------------


         MERCANTILE BANCORPORATION INC. OF ARKANSAS, an Arkansas corporation ("Mercantile-Arkansas") hereby sells, assigns, transfers and sets over to THE TWIN CITY BANK, an Arkansas state bank ("TCB"), its successors and assigns Mercantile-Arkansas's right to receive the assets and its obligation to assume the liabilities associated with the 1122 Van Ronkle, Conway Arkansas, 72033, and the Highway 60 at Morningside Drive, Conway, Arkansas, 72033 branch offices (the "Conway Branch Offices") of Security Bank of Conway, F.S.B., a federally-chartered stock savings bank ("SBC"), pursuant to the terms of that certain Amended and Restated Agreement and Plan of Reorganization by and among Mercantile Bancorporation Inc, Mercantile-Arkansas, and SBC, dated July 7, 1995, as amended and restated September 18, 1995 (the "Agreement"). With respect to the assets and liabilities of the Conway Branch Offices, TCB shall have all rights held by Mercantile-Arkansas under the Agreement, on TCB's own behalf and in TCB's own name, to take any action permitted by and in connection with the Agreement.

      IN WITNESS WHEREOF, Mercantile-Arkansas has executed this Assignment Agreement this 27th day of September, 1995.

                                           MERCANTILE BANCORPORATION INC. OF
                                           ARKANSAS


                                           By:  /s/ John W. McClure
                                              ---------------------------------
                                                    John W. McClure
                                                    President and Chairman

ATTEST:


 /s/ Jon W. Bilstrom
-------------------------------------
Jon W. Bilstrom, Secretary


        This Assignment Agreement is accepted as of this 27th day of September, 1995, and TCB hereby agrees to accept and discharge
Mercantile-Arkansas's right to receive the assets and its obligation to assume the liabilities of the Conway Branch Offices of SBC pursuant to the terms of the Agreement.


                                           THE TWIN CITY BANK



                                           By:   /s/ Larry L. Gilb
                                              -----------------------------
                                                      Larry L. Gilb
                                                      President and CEO

ATTEST:


 /s/ Jay Morgan
------------------------------------